UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                        SCHEDULE 14A

 Proxy Statement Pursuant to Section 14(a) of the Securities
            Exchange Act of 1934 (Amendment No.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                    BOL BANCSHARES, INC.
            _____________________________________
       (Name of Registrant as Specified in Its Charter)

____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the
                         Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-
6(i)(4)and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:



[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided
by Exchange             Act Rule 0-11(a)(2) and identify the
filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                    BOL BANCSHARES, INC.
                   300 St. Charles Avenue
                New Orleans, Louisiana 70130


Dear Shareholder:


                SUPPLEMENT TO PROXY STATEMENT


     This Supplement to the Proxy Statement of BOL
BANCSHARES, INC. is an addendum to the Company's Proxy
Statement dated March 9, 2001, for use in connection with the Annual Meeting of Shareholders to be held on April 10, 2001.


Audit Fees

     The aggregate amount of fees billed by LaPorte, Sehrt, Romig & Hand for its audit of the Company's annual financial statements for 2000 and for its reviews of the Company's unaudited interim financial statements included in reports filed by the Company under the 1934 Act during 2000 was
$53,312.                .

Financial Information Systems Design and Implementation

     The Company did not engage or pay any fees to LaPorte, Sehrt, Romig & Hand with respect to the provision of financial information systems design and implementation services during 2000.

All Other Fees

     The aggregate amount of fees billed by LaPorte, Sehrt, Romig & Hand for all other services rendered to the Company during 2000 was $21,046. The majority of these services consisted of preparing federal and state income tax returns and other tax-related services.


                                        Sincerely,

                                        Peggy L. Schaefer
                                        Treasurer